AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             LEK INTERNATIONAL, INC.
                              A NEVADA CORPORATION


                                       AND


                           SAN JOAQUIN OIL & GAS LTD.
                              A NEVADA CORPORATION















                        Effective as of December 31, 1999



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                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION, made and entered into this 15th day of December, 1999, by and between LEK INTERNATIONAL, INC., a Nevada corporation ("LEK"), and SAN JOAQUIN OIL & GAS LTD., a Nevada corporation, ("San Joaquin").

                                 P R E M I S E S

         A. This Agreement provides for the reorganization of San Joaquin with and into LEK, with San Joaquin becoming a wholly-owned subsidiary of LEK, and in connection therewith, the exchange of the outstanding common stock of San Joaquin for shares of common voting stock of LEK, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended.

         B. The boards of directors of San Joaquin and LEK have determined, subject to the terms and conditions set forth in this Agreement, that the exchange contemplated hereby, as a result of which San Joaquin would become a wholly-owned subsidiary of LEK, is desirable and in the best interests of their stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed exchange.

                                A G R E E M E N T

         NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:


                                    ARTICLE I

            REPRESENTATIONS, COVENANTS AND WARRANTIES OF SAN JOAQUIN

         As an inducement to and to obtain the reliance of LEK, San Joaquin represents and warrants as follows:

         SECTION 1.1 ORGANIZATION. San Joaquin is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included

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in the San Joaquin  Schedules (as hereinafter  defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of San Joaquin as in effect on the date hereof. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of San Joaquin's articles of incorporation or bylaws. San Joaquin has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

         SECTION 1.2 CAPITALIZATION. The authorized capitalization of San Joaquin consists of 100,000,000 Common Shares, par value $0.001 per share and 1,000,000 shares of Preferred Shares, of which 70,000 shares of Preferred Stock have been designated as Series A Convertible Preferred, $0.50 stated value. As of the Closing Date hereof, San Joaquin will have no more than 8,069,000 common shares issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. San Joaquin has no other securities, warrants or options authorized or issued.

         SECTION 1.3 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. Except as otherwise set forth in the San Joaquin Schedules or as previously provided to LEK, San Joaquin does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

         SECTION 1.4 FINANCIAL STATEMENTS. Included in the San Joaquin Schedules is San Joaquin's audited financial statements (including any predecessor companies) including a balance sheet, statement of operations, shareholder equity and cash flows and notes thereto, dated as of October 31, 1999. Relevant thereto:

                  (a) the San Joaquin balance sheet presents fairly as of its date the financial condition of San Joaquin; San Joaquin does not have, as of the date of such balance sheet, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto and all material assets reflected therein are properly reported and present fairly the value of the assets of San Joaquin, in accordance with generally accepted accounting principles;

                  (b) San Joaquin has no material liabilities with respect to the payment of any provincial, federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

                  (c) San Joaquin has filed all provincial, state, federal and local income tax returns required to be filed by it from inception to the date hereof, if any;

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                  (d) the  books  and  records,  financial  and  others,  of San
         Joaquin are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

                  (e) except as and to the extent disclosed in the most recent San Joaquin balance sheet and the San Joaquin Schedules, San Joaquin has no material contingent liabilities, direct or indirect, matured or unmatured.

         SECTION 1.5 INFORMATION. The information concerning San Joaquin set forth in this Agreement and in the San Joaquin Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         SECTION 1.6 OPTIONS AND WARRANTS. Except as set forth in the San Joaquin Schedules, there are no existing options, warrants, calls or commitments of any character to which San Joaquin is a party and by which it is bound.

         SECTION 1.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement, the San Joaquin Schedules, or as otherwise disclosed to LEK, since October 31, 1999:

                  (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of San Joaquin; or (ii) any damage, destruction or loss to San Joaquin (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of San Joaquin;

                  (b) San Joaquin has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of San Joaquin; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;

                  (c) San Joaquin has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance

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         thereof;  (ii)  borrowed  or agreed to borrow any funds or  incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent San Joaquin balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of San Joaquin; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) to the best knowledge of San Joaquin, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of San Joaquin.

         SECTION  1.8  TITLE  AND  RELATED  MATTERS.  San  Joaquin  has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the San Joaquin audited balance sheet and the San Joaquin Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the San Joaquin Schedules. Except as set forth in the San Joaquin Schedules, San Joaquin owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever any and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with San Joaquin's business. Except as set forth in the San Joaquin Schedules, no third party has any right to, and San Joaquin has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial conditions or income of San Joaquin or any material portion of its properties, assets or rights.

         SECTION 1.9 LITIGATION AND PROCEEDINGS. To the best of San Joaquin's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against San Joaquin or affecting San Joaquin or its properties, at law or in equity, before any

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court or other governmental  agency or  instrumentality,  domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition or income of San Joaquin. San Joaquin does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any
court,   arbitrator  or  governmental   agency  or  instrumentality  or  of  any
circumstances which, after reasonable investigation, would result in the discovery of such a default.

         SECTION 1.10  CONTRACTS.

                  (a) Except as included or described in the San Joaquin Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which San Joaquin is a party or by which it or any of its assets, products, technology or properties are bound;

                  (b) except as included or described in the San Joaquin Schedules or reflected in the most recent San Joaquin balance sheet, San Joaquin is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty
         (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which San Joaquin is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of San Joaquin; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

                  (c) to San Joaquin's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which San Joaquin is a party or by which its properties are bound and which are material to the operations of San Joaquin taken as a whole, are valid and enforceable by San Joaquin in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

         SECTION 1.11 MATERIAL CONTRACT DEFAULTS. Except as set forth in the San Joaquin Schedules, to the best of San Joaquin's knowledge and belief, San
Joaquin is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of San Joaquin, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which San Joaquin has not taken adequate steps to prevent such a default from occurring.

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         SECTION 1.12 NO CONFLICT WITH OTHER INSTRUMENTS.  The execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which San Joaquin is a party or to which any of its properties or operations are subject.

         SECTION 1.13 GOVERNMENTAL AUTHORIZATIONS. To the best of San Joaquin's knowledge, San Joaquin has all licenses, franchises, permits or other governmental authorizations legally required to enable San Joaquin to conduct its business in all material respects as conducted on the date hereof. Except for compliance with provincial, federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by San Joaquin of this Agreement and the consummation by San Joaquin of the transactions contemplated hereby.

         SECTION 1.14 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of San Joaquin's knowledge, except as disclosed in the San Joaquin Schedules, San Joaquin has complied with all applicable statutes and regulations of any provincial, federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of San Joaquin or would not result in San Joaquin's incurring any material liability.

         SECTION 1.15 INSURANCE. All of the insurable properties owned either directly or indirectly of San Joaquin are insured for San Joaquin's benefit in accordance with the insurance policies disclosed in the San Joaquin Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date.

         SECTION 1.16 APPROVAL OF AGREEMENT. The board of directors and shareholders of San Joaquin have authorized the execution and delivery of this Agreement by San Joaquin and have approved the transactions contemplated hereby.

         SECTION 1.17 MATERIAL TRANSACTIONS OR AFFILIATIONS. Except as disclosed herein and in the San Joaquin Schedules, there exists no material contract, agreement or arrangement between San Joaquin and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by San Joaquin to own beneficially, ten percent (10%) or more of the issued and outstanding San Joaquin Common Shares and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to San Joaquin than terms available from otherwise unrelated parties in arms-length transactions. There are no commitments by San Joaquin, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

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         SECTION 1.18 LABOR RELATIONS. San Joaquin has never had a work stoppage resulting from labor problems. To the best knowledge of San Joaquin, no union or other collective bargaining organization is organizing or attempting to organize any employee of San Joaquin.

         SECTION 1.19 PREVIOUS SALES OF SECURITIES. Since inception, San Joaquin has sold San Joaquin Common Shares to investors in reliance upon applicable exemptions from the registration requirements under the laws of the Province of Alberta, Canada and the United States and all such sales (the "Sales") were made in accordance with the laws of said jurisdictions.

         SECTION 1.20 SAN JOAQUIN SCHEDULES. Upon execution hereof, San Joaquin will deliver to LEK the following schedules, which are collectively referred to as the "San Joaquin Schedules" and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer of San Joaquin as complete, true and correct in all material respects:

                  (a) copies of the articles of incorporation, bylaws and all minutes of shareholders' and directors' meetings of San Joaquin or such other corporate documentation and records required to maintain San Joaquin in good standing in the State of Nevada;

                  (b)  the  financial   statements  of  San  Joaquin  referenced
         hereinabove in Section 1.4;

                  (c)  a  list   indicating  the  names  and  addresses  of  the
         stockholders of San Joaquin, together with the number of shares owned by them;

                  (d) copies of all licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which San Joaquin carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of San Joaquin);

                  (e) a list of every debt, mortgage, security interest, pledge, lien, encumbrance or claim of any nature whatsoever in excess of $10,000 as may affect San Joaquin, its properties or assets;

                  (f) a list of all executive employees of San Joaquin, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract;

                  (g) a description of all real and personal property owned by San Joaquin, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real and personal property;

                  (h) copies of all material contracts, leases, agreements or other instruments to which San Joaquin is a party or by which it or its properties are bound;

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                  (i) the name and  location  of each bank or other  institution with which San Joaquin has an account or safety deposit box and the names of all persons authorized to draw thereon or having access thereto;

                  (j) a copy of all material  documentation relating to the sale
         of  San   Joaquin   Common   Shares  by  San  Joaquin  to  its  present
         stockholders;

                  (k)  a list of insurance policies referred to in Section 1.15;

                  (l) a description of any material adverse change in the business operations, property, inventory, assets or condition of San Joaquin since the most recent San Joaquin balance sheet required to be provided pursuant to Section 1.4; and

                  (m) any other information, together with any required copies of documents required to be disclosed in the San Joaquin Schedules by Sections 1.1 through 1.19.

         San Joaquin shall cause the San Joaquin Schedules and the instruments and data delivered to LEK hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.


                                   ARTICLE II

                REPRESENTATIONS, COVENANTS AND WARRANTIES OF LEK

         As an inducement to, and to obtain the reliance of San Joaquin, LEK represents and warrants as follows:

         SECTION 2.1 ORGANIZATION. LEK is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the LEK Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of LEK as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of LEK's articles of incorporation or bylaws. LEK has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. LEK has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplate.

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         SECTION  2.2  CAPITALIZATION.  The  authorized  capitalization  of  LEK consists of 1,000,000,000 shares of Common Stock, par value $0.0001 per share. As of the date hereof there are 1,000,000 Common Shares of LEK issued and outstanding. As of the Closing Date (as defined herein), there will be no more than 1,000,000 shares of LEK's common stock issued or outstanding, pre-forward split.

         Simultaneous with the Closing Date, as defined hereinbelow, the Board of Directors of LEK has undertaken a forward split of its issued and outstanding Common Stock, whereby 3.7 shares of Common Stock shall be issued in exchange for each share of Common Stock presently issued and outstanding, in order to establish the number of issued and outstanding Common Shares of LEK at the Closing Date to be 3,700,000 shares (the "LEK Common Shares") held by the then existing security holders of LEK. All issued and outstanding LEK Common Shares have been legally issued, fully paid and are nonassessable.

         SECTION 2.3  SUBSIDIARIES.  LEK has no subsidiary companies.

         SECTION 2.4  FINANCIAL STATEMENTS.

                  (a) Included in the LEK Schedules are the audited balance sheet of LEK for the fiscal years ended March 31, 1999 and 1998, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and the unaudited balance sheet and related statement of operations, stockholders' equity and cash flow for the six month period ended September 30, 1999, which are included in the schedules identified in Section 2.19(b).

                  (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The LEK balance sheets present fairly as of their respective dates the financial condition of LEK. LEK did not have as of the date of any of such LEK balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of LEK, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

                  (c) The books and records, financial and others, of LEK are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

                  (d) LEK has no liabilities  with respect to the payment of any
         federal,   state,   county,   local  or  other  taxes   (including  any
         deficiencies, interest or penalties).

                  (e) As of the Closing Date, as defined herein, the LEK balance sheets and the notes thereto, shall reflect that LEK has: (i) no receivables; (ii) no accounts payable; and (iii) no contingent liabilities, direct or indirect, matured or unmatured.

         SECTION 2.5 INFORMATION. The information concerning LEK as set forth in this Agreement and in the LEK Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         SECTION 2.6 OPTIONS AND WARRANTS. Other than as previously disclosed by LEK to San Joaquin and as otherwise included in the LEK Schedules, there are no existing options, warrants, calls or commitments of any character to which LEK is a party and by which it is bound.

         SECTION 2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as described herein or in the LEK Schedules, since September 30, 1999:

                  (a) LEK has not: (i) amended its articles of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of LEK; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

                  (b) LEK has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date; or (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

                  (c) to the best knowledge of LEK, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of LEK.

         SECTION 2.8 TITLE AND RELATED MATTERS. As of the Closing Date, LEK will own no real, personal or intangible property.

         SECTION 2.9 LITIGATION AND PROCEEDINGS. There are no actions, suits or proceedings pending or, to the best of LEK's knowledge and belief, threatened by or against or affecting LEK, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of LEK. LEK does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

         SECTION 2.10  CONTRACTS.  On the Closing Date:

                  (a) there are no material contracts, agreements, franchises, license agreements, or other commitments to which LEK is a party or by which it or any of its properties are bound, except for those agreements between LEK and Corporate Stock Transfer, Inc., its transfer agent and the agreement between LEK and Andrew I. Telsey, P.C., its legal counsel;

                  (b) LEK is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as LEK can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of LEK; and

                  (c) LEK is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended;
         (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of LEK; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

         SECTION 2.11 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which LEK is a party or to which any of its properties or operations are subject.

         SECTION 2.12 MATERIAL CONTRACT DEFAULTS. To the best of LEK's knowledge and belief, LEK is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of LEK, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which LEK has not taken adequate steps to prevent such a default from occurring.

         SECTION 2.13 GOVERNMENTAL AUTHORIZATIONS. To the best of LEK's knowledge, LEK has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by LEK of the transactions contemplated hereby.

         SECTION 2.14 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of LEK's knowledge and belief, LEK has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of LEK or would not result in LEK's incurring any material liability. Further, LEK is, as of the date of this Agreement, a "reporting company" under Section 12 of the Securities Exchange Act of 1934, as amended, and is current in filing all reports required to be filed pursuant to said Act.

         SECTION 2.15 INSURANCE. LEK has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

         SECTION 2.16 APPROVAL OF AGREEMENT. The board of directors and shareholders of LEK have authorized the execution and delivery of this Agreement by LEK and have approved the transactions contemplated hereby.

         SECTION 2.17 MATERIAL TRANSACTIONS OR AFFILIATIONS. As of the Closing Date, there will exist no material contract, agreement or arrangement between LEK and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by LEK to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of LEK and which is to be performed in whole or in part after the date hereof. LEK has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

         SECTION 2.18 LABOR RELATIONS. LEK has never had a work stoppage resulting from labor problems. LEK has no employees other than its officers and directors.

         SECTION 2.19 PREVIOUS SALES OF SECURITIES. Since inception, LEK has sold LEK Common Shares to investors in reliance upon applicable exemptions from the registration requirements under the laws of the State of Nevad and the United States and all such sales were made in accordance with the laws of said jurisdictions.

         SECTION 2.20 LEK SCHEDULES. Upon execution hereof, LEK shall deliver to San Joaquin the following schedules, which are collectively referred to as the "LEK Schedules" which are dated the date of this Agreement, all certified by an officer of LEK to be complete, true and accurate:

                  (a)   complete   and  correct   copies  of  the   articles  of
         incorporation and bylaws of LEK as in effect as of the date of this Agreement;

                  (b) copies of all financial  statements  of LEK  identified in
         Section 2.4(a);

                  (c)  a  list   indicating  the  names  and  addresses  of  the
         stockholders of LEK, together with the number of shares owned by them;

                  (d) the description of any material adverse change in the business, operations, property, assets, or condition of LEK since September 30, 1999, required to be provided pursuant to Section 2.7;

                  (e) a list of all executive employees of LEK, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract; and

                  (f) any other information, together with any required copies of documents, required to be disclosed in the LEK Schedules by Sections
         2.1 through 2.18.

                  LEK shall cause the LEK Schedules and the instruments to be delivered to San Joaquin hereunder to be updated after the date hereof up to and including the Closing Date. It is specifically acknowledged by LEK that it has no licenses, permits or other governmental authorizations relevant to its business, nor any debts, material contracts, bank accounts or documentation relating to the sale of LEK' Common Shares.

                                   ARTICLE III

                               EXCHANGE PROCEDURE

         SECTION 3.1 SHARE EXCHANGE/DELIVERY OF SAN JOAQUIN SECURITIES. On the Closing Date, the holders of the San Joaquin Common Shares shall deliver to LEK
(i) certificates or other documents evidencing all of the issued and outstanding San Joaquin Common Shares, duly endorsed in blank or with executed stock power attached thereto in transferrable form; and (ii) investment letters, the form of which is attached hereto as Exhibit "B". On the Closing Date, all previously issued and outstanding shares of common stock of San Joaquin shall be canceled and all rights in respect thereof shall cease.

         SECTION 3.2 ISSUANCE OF LEK COMMON SHARES. In exchange for all of the San Joaquin Common Shares tendered pursuant to Section 3.1, LEK shall issue an aggregate of 8,069,000 "restricted" LEK Common Shares to the San Joaquin shareholders on a share-for-share basis to their existing ownership in San Joaquin.

         SECTION 3.3 EVENTS PRIOR TO CLOSING. Upon execution hereof or as soon thereafter as practical, management of LEK and San Joaquin shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

         SECTION 3.4 CLOSING. The closing of the transaction contemplated by this Agreement shall be as of the date in which (i) each party hereto has executed this Agreement; and (ii) all of the shareholders of San Joaquin have approved the terms of this Agreement; and (iii) all conditions to Closing referenced hereinabove, as well as in Articles V and VI below, have been satisfied or waived by the appropriate party and all documentation referenced herein is delivered to the respective party herein, unless a different date is mutually agreed to in writing by the parties hereto (the "Closing Date").

         SECTION 3.5  TERMINATION.

                  (a) This Agreement may be terminated by the board of directors of either LEK or San Joaquin at any time prior to the Closing Date if:

                           (i) there  shall be any action or  proceeding  before
                  any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

                           (ii) any of the transactions  contemplated hereby are
                  disapproved by any regulatory authority whose approval is required to consummate such transactions; or

                           (iii) the  conditions  described in Articles V or VI,
                  below, as applicable, have not been satisfied in full.

         In the event of termination  pursuant to this  subparagraph (a) of this
         Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

                  (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of LEK if San Joaquin shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of San Joaquin contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to San Joaquin. If this Agreement is terminated pursuant to this subparagraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

                  (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of San Joaquin if LEK shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of LEK contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to LEK. If this Agreement is terminated pursuant to this subparagraph (c) of
         Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

         SECTION 3.6 DIRECTORS OF LEK. Upon the Closing, the present members of LEK's Board of Directors shall tender their resignations seriatim so that the following persons are appointed directors of LEK in accordance with procedures set forth in the LEK bylaws: J. Timothy Bowes, Nick DeMare and Colin S. McNeil. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

         SECTION 3.7 OFFICERS OF LEK. Upon the Closing, the present officers of LEK shall tender their resignations and simultaneous therewith, the following persons shall be elected as officers of LEK in accordance with procedures set forth in the LEK bylaws:

                  NAME                                 OFFICE

         J. Timothy Bowes                     President, Assistant Secretary

         Nick DeMare                          Secretary, Treasurer

                                   ARTICLE IV

                                SPECIAL COVENANTS

         SECTION 4.1 ACCESS TO PROPERTIES AND RECORDS. LEK and San Joaquin will each afford to the officers and authorized representatives of the other full access to the properties, books and records of LEK and San Joaquin, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of LEK and San Joaquin, as the case may be, as the other shall from time to time reasonably request.

         SECTION 4.2 AVAILABILITY OF RULE 144. Each of the parties acknowledge that the stock of LEK to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 and/or Regulation S as promulgated pursuant to the Securities Act. LEK is under no obligation to register such shares under the Securities Act, or otherwise. Notwithstanding the foregoing, however, following the Closing Date, LEK will use its best efforts to: (a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding LEK so as to make available to the shareholders of LEK the provisions of Rule 144 pursuant to subparagraph (c)(2) thereof; and (b) within ten (10) days of any written request of any stockholder of LEK, LEK will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The stockholders of LEK holding restricted securities of LEK as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

         SECTION 4.3 INFORMATION FOR LEK PUBLIC REPORTS. San Joaquin will furnish LEK with all information concerning San Joaquin and the San Joaquin Stockholders, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by LEK pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. San Joaquin covenants that all information so furnished for either such registration statement or other public release by LEK, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

         SECTION 4.4 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE LEK COMMON SHARES TO BE ISSUED IN THE EXCHANGE. The consummation of this Agreement, including the issuance of the LEK Common Shares to the stockholders of San Joaquin as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, INTER ALIA, upon the circumstances under which the San Joaquin stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, San Joaquin shall cause to be delivered, and the San Joaquin stockholders shall deliver to LEK, the investment letter referenced in Section 3.1.

         SECTION 4.5 THIRD PARTY CONSENTS. LEK and San Joaquin agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

         SECTION 4.6  ACTIONS PRIOR TO CLOSING.

                  (a) From and after the date of this Agreement until the Closing Date and except as set forth in the LEK or San Joaquin Schedules or as permitted or contemplated by this Agreement, the parties hereto will each use its best efforts to:

                           (i) carry on its business in  substantially  the same
                  manner as it has heretofore;

                           (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                           (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                           (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

                           (v) maintain  and preserve its business  organization
                  intact, retain its key employees and maintain its relationship with its material suppliers and customers; and

                           (vi) fully  comply with and  perform in all  material
                  respects all obligations and duties imposed on it by all provincial, federal and state laws and all rules, regulations and orders imposed by provincial, federal or state governmental authorities.

                           (vii) utilize its best efforts in order to establish a trading market for LEK's Common Stock on a US over the counter market.

                  (b) From and after the date of this Agreement until the Closing Date, neither LEK nor San Joaquin will, without the prior consent of the other party:

                           (i)  except  as  otherwise   specifically  set  forth
                  herein, make any change in their respective articles of incorporation or bylaws;

                           (ii) declare or pay any  dividend on its  outstanding
                  shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

                           (iii) enter into or amend any  employment,  severance
                  or similar agreements or arrangements with any directors or officers;

                           (iv) grant,  confer or award any  options,  warrants,
                  conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

                           (v) purchase or redeem any shares of its capital stock, except as disclosed herein.

         SECTION 4.9  INDEMNIFICATION.

                  (a) San Joaquin hereby agrees to indemnify LEK and each of the officers, agents and directors of LEK as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy by San Joaquin appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months.

                  (b) LEK and its officers and directors hereby agree to indemnify San Joaquin and each of the officers, agents, directors and current shareholders of San Joaquin as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months.

                                    ARTICLE V

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF LEK

         The obligations of LEK under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         SECTION 5.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by San Joaquin in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and San Joaquin shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by San Joaquin prior to or at the Closing. LEK shall be furnished with a certificate, signed by a duly authorized officer of San Joaquin and dated the Closing Date, to the foregoing effect.

         SECTION 5.2 STOCKHOLDER APPROVAL. The stockholders of San Joaquin shall have approved this Agreement and the transactions contemplated thereby.

         SECTION 5.3 OFFICER'S CERTIFICATE. LEK shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of San Joaquin to the effect that: (a) the representations and warranties of San Joaquin set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Closing Date; (b) San Joaquin has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Closing Date; (c) since the date of San Joaquin's audited Balance Sheet of October 31, 1999, there has not been any materially adverse change in the business, prospects, properties or financial condition of San Joaquin; (d) since such date and other than as previously disclosed to LEK, San Joaquin has not entered into any material transaction other than transactions which are usual and in the ordinary course of its business; and (e) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of San Joaquin, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the San Joaquin Schedules, by or against San Joaquin which might result in any material adverse change in any of the assets, properties, business or operations of San Joaquin.

         SECTION 5.4 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of San Joaquin.

         SECTION  5.5  OTHER  ITEMS.   LEK  shall  have  received  such  further
documents, certificates or instruments relating to the transactions contemplated hereby as LEK may reasonably request.

                                   ARTICLE VI

               CONDITIONS PRECEDENT TO OBLIGATIONS OF SAN JOAQUIN

         The obligations of San Joaquin under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

         SECTION 6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by LEK in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and LEK shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by LEK prior to or at the Closing. San Joaquin shall have been furnished with a certificate, signed by a duly authorized executive officer of LEK and dated the Closing Date, to the foregoing effect.

         SECTION 6.2 OFFICER'S CERTIFICATE. San Joaquin shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of LEK to the effect that: (a) the

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representations  and  warranties  of LEK set forth in the  Agreement  and in all
Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Closing Date; (b) LEK has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Closing Date; (c) since the date of LEK's unaudited Balance Sheet of September 30, 1999, there has not been any materially adverse change in the business, prospects, properties or financial condition of LEK; (d) since such date, LEK has not entered into any material transaction other than transactions which are usual and in the ordinary course of its business; and (e) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of LEK, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the LEK Schedules, by or against LEK which might result in any material adverse change in any of the assets, properties, business or operations of LEK.

         SECTION 6.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of LEK.

         SECTION 6.4 ADDITIONAL CONDITIONS TO CLOSING. In addition to the obligations contained herein, LEK's shareholders shall adopt and approve amendments to the LEK Articles of Incorporation, changing the name of LEK to "San Joaquin Resources Inc." (or such other name as may be available and acceptable to management of San Joaquin).

         SECTION 6.5 COMPLIANCE WITH REPORTING REQUIREMENTS. As of the Closing Date, LEK shall be current in and in compliance with all requirements of all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

         SECTION 6.6 OTHER ITEMS.  San Joaquin  shall have received such further
documents,   certificates,   or   instruments   relating  to  the   transactions
contemplated hereby as San Joaquin may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.1 BROKERS AND FINDERS. Except as stated in Schedule 7.1, each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby

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based on any alleged agreement or understanding  between the indemnifying  party and such third person, whether express or implied from the actions of the indemnifying party.

         SECTION 7.2 LAW, FORUM AND JURISDICTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

         SECTION 7.3 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

                  If to LEK:           David Ward, President
                                       LEK International, Inc.
                                       Suite 106
                                       1460 Pandosy Street
                                       Kelowna, British Columbia, Canada V14 1P3

                  If to San Joaquin:   J. Timothy Bowes, President
                                       San Joaquin Oil & Gas Ltd.
                                       c/o Fay Matsukage
                                       455 Sherman St.
                                       Suite 300
                                       Denver, CO 80203

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

         SECTION 7.4 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         SECTION 7.5 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

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



         SECTION 7.6 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's Schedules delivered pursuant to this Agreement.

         SECTION 7.7 THIRD PARTY BENEFICIARIES. This contract is solely among LEK and San Joaquin and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         SECTION 7.8 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

         SECTION 7.9 SURVIVAL; TERMINATION. Except as otherwise provided herein, the representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

         SECTION 7.10 COUNTERPARTS FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

         SECTION 7.11 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         SECTION 7.12 INCORPORATION OF RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

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


         SECTION 7.13 EXPENSES. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

         SECTION 7.14 HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

         SECTION 7.15 BENEFIT. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

         SECTION 7.16 PUBLIC ANNOUNCEMENTS. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

         SECTION 7.17 SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

         SECTION 7.18 FAILURE OF CONDITIONS; TERMINATION. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

         SECTION 7.19 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

         SECTION 7.20 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

                                            LEK INTERNATIONAL, INC.
ATTEST:


/s/ROBERT HEMMERLING                        By:/s/DAVID WARD
Secretary                                      David Ward, President


ATTEST:                                     SAN JOAQUIN OIL & GAS LTD.


/s/NICK DEMARE                              By:/s/J. TIMOTHY BOWES
Secretary or Assistant Secretary               J. Timothy Bowes, President



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